[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
"Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation" Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE GLOBAL SMALL CAP FUND

"10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1997 THROUGH AUGUST 31, 1997"
                                                                         Total
                                                              Shares     Shares  % of Issue                      Shares
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              08/31/97
"Cal Dive International    07/01/97 7,800    0.09%    $15.00   126,700    3,600   3.52%    Wertheim Schroder      0"
"Peritus Software          07/01/97 800      0.01%    $16.00   34,300     3,500   0.98%    Montgomery Securities  0"
"CCA Prison Realty         07/15/97 2,300    0.04%    $21.00   46,000     18,500  0.25%    J.C. Bradford          10,500"
"Friede Goldman            07/21/97 2,800    0.04%    $17.00   150,000    4,665   3.22%    Jeffries + Co.         0"
"CHS Electronics           07/25/97 3,400    0.08%    $31.75   183,200    13,000  1.41%    Raymond James          0"
"Carrizo Oil & Gas         08/06/97 6,400    0.06%    $11.00   100,000    2,500   4.00%    Lewco Securities       0"
"Ispat International       08/07/97 37,000   0.79%    $27.00   126,500    25,000  0.51%    CS First Boston        0"
"Steel Dynamics            08/13/97 10,100   0.20%    $25.00   216,700    8,400   2.58%    Morgan Stanley         30,500"
"Trendwest Resort          08/14/97 6,800    0.10%    $18.00   105,000    2,875   3.65%    Montgomery Securities  6,800"

"10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1997 THROUGH OCTOBER 5, 1997"
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security                  PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              11/30/97
"Avis Rent A Car           09/24/97 10,600   0.12%    $17.00   188,300    19,500  0.97%    Bear Stearns           38,100"
"Network Solutions         09/26/97 600      0.01%    $18.00   29,000     3,300   0.88%    Lewco                  0"
"Ivex Packing              10/01/97 5,200    0.06%    $16.00   87,500     8,400   1.04%    Merrill Lynch          32,500"

"10f-3 TRANSACTIONS FOR THE PERIOD OCTOBER 6, 1997 THROUGH NOVEMBER 30, 1997"
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              11/30/97
"Drill-Quip                10/23/97 3,600    0.00%    $24.00   3,600      5,000   0.07%    Morgan Stanley         0"
"Metromedia Fiber          10/29/97 3,900    0.00%    $16.00   101,700    7,092   1.43%    Salomon Bros.          0"
"IRI Intl Corp             11/13/97 7,600    0.00%    $18.00   131,300    12,000  1.09%    Lehman Bros.           7,600"
"Rayovac Corp              11/20/97 20,500   0.00%    $14.00   350,000    6,700   5.22%    Merrill Lynch          11,500"
"Meadowcraft Inc           11/25/97 9,900    0.00%    $13.00   168,000    3,125   5.38%    Edwards J.D.           9,900"

"10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1997 THROUGH FEBRUARY 28, 1998"
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              02/28/98
"Princeton Video Image Inc.12/16/97 16,100   0.00%    $7.00    299,400    4,000   7.49%    Allen & Company        16,100"
"United Rentals Inc.       12/18/97 13,400   0.00%    $13.50   249,500    7,000   3.56%    Merrill Lynch          17,300"
"Global Telesystems Group  02/04/98 5,600    0.00%    $20.00   5,600      11,100  0.05%    Merrill Lynch          5,600"

"10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1998 THROUGH MAY 31, 1998"
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              05/31/98
"PC Connection Inc.        03/03/98 100      0.00%    $17.50   4,800      3,125   0.15%    Blair William          0"
"Waddell & Reed Financial  03/04/98 4,900    0.00%    $23.00   117,400    21,700  0.54%    Morgan Stanley         0"
"Exodus Communications     03/18/98 1,000    0.00%    $15.00   60,600     4,500   1.35%    Goldman Sachs          0"
"ISS Group Inc.            03/23/98 700      0.00%    $22.00   41,700     3,000   1.39%    Goldman Sachs          7,600"
"Trans World Entertainment 04/27/98 21,500   0.00%    $26.25   571,200    3,500   16.32%   Goldman Sachs          21,500"
"Bally Total Fitness Corp. 05/07/98 2,200    0.00%    $31.38   66,900     2,800   2.39%    Merrill Lynch          26,700"
"Dynamex Inc.              05/14/98 7,500    0.00%    $12.88   201,700    2,817   7.16%    Lewco Secs             11,200"

"10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1998 THROUGH AUGUST 31, 1998"
                                                                         Total
                          Date     Shares   % of FundPrice perPurchased bIssued  Purchased                       Held
Security*                 PurchasedPurchasedAssets   Share    Fund Group (000)   By Group Broker(s)              08/31/98
"Reinsurance Group of Ameri06/05/98 8,100    0.00%    $47.00   227,900    4,300   5.30%    Edward AG & Sons       6,000"
"Rhodia Inc ADR            06/25/98 3,000    0.00%    $23.16   64,000     48,500  0.13%    SG Warburg             0"
"Tweeter Home Entmt Group  07/16/98 1,500    0.00%    $17.00   49,200     2,710   1.82%    Dain Rauchser Inc      0"
"Broadcast Com             07/16/98 400      0.00%    $18.00   27,300     2,500   1.09%    Morgan Stanley         0"
"Entrust Technologies Inc  08/17/98 400      0.00%    $16.00   29,100     7,770   0.37%    Goldman Sachs          0"
"Geocities                 08/10/98 500      0.00%    $17.00   45,000     4,750   0.95%    Goldman Sachs          0"

1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of "the principal amount of the offering or (ii) $500,000 in principal amount," but in no event may exeed 10% of the principal amount of the offering.
"* Unless otherwise indicated, the securities were part of an issue registered" under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
"1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if" "purchased in an offering than an Eligible Rule 144A Offering, 25% of the" principal amount of the offering of such class; or (b) if purchased in an "Eligible Rule 144A Offering, 25% of the total of (i) the principal amount" of the offering of such class sold by underwriters or members of the "selling syndicate to qualified institutional buyers, plus (ii) the principal " amount of the offering of such class in any concurrent public offering.